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                                                                    EXHIBIT 99.1

            QUOKKA SPORTS COMPLETES $76 MILLION PRIVATE PLACEMENT OF
                         CONVERTIBLE SUBORDINATED NOTES

- GE CAPITAL LEADS FINANCING ROUND OF FINANCIAL INVESTORS AND STRATEGIC
  INVESTORS

- PLACEMENT DEMAND EXCEEDS ORIGINAL $50M PROJECTED

- EXISTING INVESTORS INCREASE STAKES THROUGH NEW INVESTMENTS

San Francisco, California (September 18, 2000) -- Quokka Sports, Inc. (Nasdaq;
QKKA), a leading provider of sports entertainment for the digital world(TM), today announced it has completed a private placement of approximately $76 million, before transaction fees and expenses, of 7% convertible subordinated promissory notes and warrants.

Quokka Sports expects to use the capital raised from the private placement for working capital, debt refinancing and other general corporate purposes. GE Capital, a subsidiary of General Electric Company (NYSE: GE) led the round of financing. Key existing investors in the placement include Accel Partners, Allegis Capital/Media Technology Ventures, Trinity Ventures, and Wakefield and are joined by leading corporations such as Deutsche Bank, Societe Generale, DIRECTV, Inc., Canadian Imperial Holdings Inc., a part of the CIBC World Markets Group, Velocity Investment Partners, NBC, Advantage II Ltd., and Taib Bank, among others. Prudential Volpe Technology Group served as financial advisor to Quokka Sports for the transaction.

"We were overwhelmed by the high level of interest in our financing and we're pleased with the quality of the investors participating in the deal. This private placement is an important step toward achieving our growth objectives and we are excited to have received this financing from these strategic and financial investors. With the placement proceeds, we will continue the expansion of our sports entertainment network and the development of our production and technology expertise, while continuing on our planned path to profitability," said Les Schmidt, Executive Vice President and Chief Financial Officer.

The five-year convertible notes carry a 7% interest rate per annum, payable quarterly in cash or in kind at Quokka Sports' option. A noteholder may elect to convert its notes into common stock of Quokka Sports, at an initial conversion price of $5.415, at any time prior to maturity or earlier redemption. The conversion price is subject to downward adjustment under certain circumstances. The investors also received warrants to purchase approximately 2.8 million shares of Quokka Sports at an exercise price of $8.00.

Neither the convertible subordinated notes, warrants nor the underlying shares of common stock have been registered for sale under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such act or an applicable exemption from registration requirements. Quokka Sports intends to file a registration statement to register the shares of common stock underlying the notes and warrants within 35 days of the closing.

Quokka Sports intends to solicit the approval of its stockholders for the issuance, if necessary, of greater than 20% of the company's outstanding common stock upon the conversion of the notes and the exercise of the warrants.

About Quokka Sports

Quokka Sports, a leading provider of sports entertainment for the digital world(TM), creates complete interactive sports experiences that fulfill the passions of sports enthusiasts worldwide. Quokka Sports (Quokka.com) leverages digital technology to offer rich, immersive presentations that include live event coverage, analysis, news and information, audio and text dispatches from athletes, games, community forums, and premium shopping. The Quokka Sports Network is comprised of several sport verticals that feature some of the world's premier sporting properties. These include year-round coverage of 35 Olympic sports (NBCOlympics.com), Sailing (QuokkaSailing.com, AmericasCup.org, BTChallenge.com, VolvoOceanRace.org), Motor Racing (CART.com, MotoGP.com) and Action Sports (MountainZone.com coverage of skiing, climbing, hiking, snowboarding, adventure racing and mountain biking). Quokka Sports develops its content for a broad range of digital platforms from narrowband and broadband Internet to wireless and converged devices. Quokka Sports' innovative sports entertainment productions are enabled by Quokka Performance Team members Compaq Computer Corporation, Computer Associates International, Inc. and Intel Corporation. Quokka Sports has offices in San Francisco, London, New York and Seattle.

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 "QUOKKA," "QUOKKA SPORTS" AND "MOUNTAINZONE" ARE REGISTERED TRADEMARKS, AND
"QUOKKA SPORTS IMMERSION," "QNEWS," "WHAT HAPPENS NEXT," "SPORTS ENTERTAINMENT FOR THE DIGITAL WORLD," "WIRED ATHLETE," "ATHLETE'S VOICE" AND THE QUOKKA LOGOS ARE TRADEMARKS OF QUOKKA SPORTS, INC.


CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THE COMPANY'S ABILITY TO IMPROVE PROFITABILITY, COMPLETE PENDING ACQUISITION TRANSACTIONS, ACHIEVE ANTICIPATED EFFICIENCIES, ACHIEVE ITS GROWTH OBJECTIVES, EXPAND THE QUOKKA SPORTS NETWORK, ATTRACT AND RETAIN SPONSORS AND ADVERTISERS, ATTRACT AND RETAIN AN AUDIENCE, AND DEVELOP AND LAUNCH PROGRAMMING AND NEW PRODUCTS, AS WELL AS THE OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S SEC FILINGS, INCLUDING ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, ITS QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2000 AND FILINGS RELATED TO PENDING ACQUISITION TRANSACTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED AND REPORTED RESULTS SHOULD NOT BE CONSIDERED AS AN INDICATION OF FUTURE PERFORMANCE. ALL FORWARD-LOOKING STATEMENTS ARE BASED ON INFORMATION AVAILABLE TO THE COMPANY ON THE DATE HEREOF, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE SUCH STATEMENTS.